Exhibit 99.1

Erie Indemnity Company Delays
Fourth Quarter and Full Year 2005 Earnings Conference Call

Erie, Pa., Feb. 23, 2006 – Erie Indemnity Company (NASDAQ: ERIE) is delaying its fourth quarter and full year 2005 earnings conference call until 3 p.m. Eastern Time today. The call can be accessed via the Company’s Web site at www.erieinsurance.com and will be available as an archive by 8 a.m. ET, Friday, Feb. 24, 2006.